As Filed with the Securities and Exchange Commission on June 25, 1999.
                                                      Registration No. ___-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                              eVISION USA.COM, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Colorado                                  45-0411501
    ------------------------------                 ------------------
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                 Identification No.)


                                                        GARY L. COOK
   1700 Lincoln Street, 32nd Floor              1700 Lincoln Street, 32nd Floor
        Denver, Colorado 80203                       Denver, Colorado 80203
            (303) 860-1700                               (303) 860-1700
 -----------------------------------------    ----------------------------------
(Address, including zip code, and            (Name, address, including zip code,
 telephone number, including area code, of    and telephone number, including
 registrant's principal executive offices)    area code, of agent for service)

                                 With Copies to:

                              Thomas S. Smith, Esq.
                             Kevin J. Kanouff, Esq.
                             Smith McCullough, P.C.
                       4643 South Ulster Street, Suite 900
                             Denver, Colorado 80237
                                 (303) 221-6000


     Approximate date of commencement of proposed sale to the public: As soon as practicable following the date on which the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reimbursement plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                  CALCULATION OF REGISTRATION FEE



                                                              Proposed Maximum         Proposed Maximum         Amount of
Title of Each Class of                   Amount to be          Offering Price              Aggregate          Registration
Securities to be Registered              Registered(1)            Per Share             Offering Price           Fee(4)
---------------------------              ------------         ----------------         ----------------       ------------
Common Stock Underlying Warrants          6,554,523 (2)            $.70                    4,588,166           $ 1,276.00

Common Stock Underlying Convertible
Debentures                               15,913,487(3)             $.70                   11,139,440           $ 3,097.00
                                         ----------                                                             ---------
         Total                           22,468,010 Shares         XXX                       XXX               $ 4,373.00(4)
==============================================================================================================================


(1) In accordance with Rule 416, there are hereby being registered an indeterminate number of additional shares of common stock which may be issued as a result of the anti-dilution provisions of the Warrants and of the Convertible Debentures.

(2)  Registered for resale upon exercise of outstanding Warrants.

(3)  Registered   for  resale  upon   conversion  of   outstanding   Convertible
     Debentures.

(4) The registration fee that is being paid herewith was calculated in accordance with Rule 457 (c) and is based on the average of the bid and asked prices of Registrant's common stock, as reported on the OTC Bulletin Board on June 24, 1999.



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                              eVISION USA.COM, INC.

                        22,468,010 shares of common stock


     This prospectus describes the offer for resale by the selling securityholders of up to 6,554,523 shares of common stock issuable upon the exercise of outstanding warrants and 15,913,487 shares of common stock issuable upon conversion of outstanding convertible debentures. eVision USA.Com, Inc. ("eVision") has issued or will be issuing, in private transactions, the shares of common stock issuable upon exercise of the warrants and conversion of the convertible debentures.

     If all of the warrants are exercised, eVision will receive proceeds of approximately $9,831,785. If all of the debentures are converted, $8,000,000 of debt will be converted to equity. eVision does not know if any or all of the warrants will be exercised or if any or all of the debentures will be converted, but the selling securityholders will have to exercise the warrants or convert the debentures in order to publicly sell the underlying shares of common stock that are offered for resale in this prospectus.

     The common stock is quoted for trading on the OTC Bulletin Board under the symbol "EVIS."

     Investing in the common stock involves certain risks. See "Risk Factors" commencing on page 5 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is June 25, 1999.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Prospectus Summary............................................................ 3
Risk Factors.................................................................. 5
Use of Proceeds............................................................... 8
Selling Securityholders....................................................... 8
Plan of Distribution......................................................... 15
Legal Matters................................................................ 16
Experts...................................................................... 16
Material Changes............................................................. 16
Incorporation of Certain Information by Reference............................ 16

                               PROSPECTUS SUMMARY

     This entire summary is qualified by the more detailed information and financial statements and related notes incorporated by reference into, or appearing elsewhere in, this prospectus.

     eVision USA.Com, Inc., formerly known as Fronteer Financial Holdings, Ltd. ("eVision") is a corporation that was organized under the laws of the state of Colorado on September 14, 1988. eVision currently has many wholly owned and partially owned operating subsidiaries. The wholly owned subsidiaries include:
American Fronteer Financial Corporation, which operates as a fully disclosed securities broker/dealer; RAF Services Inc. of Texas, RAF Services Inc. of Louisiana and RAF Services Inc., which were established in order to participate in insurance brokerage activities in certain states; Fronteer Corporate Services, Inc., which was formed to provide administrative services to other companies; Fronteer Asset Management Corporate, Inc., which was formed to gather and manage assets; Fronteer Capital, Inc., which was formed to operate as a holding company of unspecified investment opportunities in "smallcap" companies; and Corporate Net Solutions, Inc., a holding company formed to acquire software and other "high tech" businesses and products. eVision also owns approximately 43% of the outstanding common shares of eBanker USA.Com, Inc., which operates as a finance company to take advantage of high yield and other lending opportunities. eBanker USA.Com, Inc. has a wholly owned subsidiary, Fronteer Income Growth, Inc. which was formed for the purpose of making investments and international tax planning. In addition, eVision owns approximately 65% (30% voting power) of the common stock of Q6 Technologies, Inc., which was formed to focus initially on value-added transactions processing for selected e-commerce applications, as well as the development of commercial opportunities in digital geographic information services and satellite internet protocol multicasting. Through Q6 Technologies, Inc., eVision owns approximately 73% of Section Corp. that designs, develops, installs, markets and supports software systems for the securities brokerage and other industries. Secutron Corp. has a wholly owned subsidiary, Midrange Solutions Corp., which is a seller of hardware and software products. More information on eVision's operating subsidiaries and the business and current management of eVision is contained in eVision's Annual Report on Form 10-K for the Fiscal Year ended September 30, 1998, in eVision's Proxy Materials dated March 15, 1999, and in eVision's Quarterly Reports on Form 10-Q for the Quarters ended December 31, 1998 and March 31, 1999.

     The address of the principal executive offices of eVision is located at 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203 and its telephone number is (303) 860-1700.


The Offering

Common stock outstanding before the offering.................    18,626,349 shares.

Total possible shares of common stock
Outstanding after the offering...............................    41,094,359    shares    which    include
                                                                 22,468,010   shares  issuable  upon  the
                                                                 exercise of various outstanding warrants
                                                                 and     conversion    of     convertible
                                                                 debentures.    See    "Description    of
                                                                 Securities."  The  41,094,359  shares do
                                                                 not include any shares issuable upon the
                                                                 exercise of outstanding options.

Use of proceeds .............................................    eVision will use the  proceeds  from any
                                                                 exercise   of   warrants   for   general
                                                                 corporate purposes.

Securities being offered for resale by selling
Securityholders .............................................    22,468,010   shares  of   common   stock
                                                                 issuable    upon   the    exercise    of
                                                                 outstanding  warrants and  conversion of
                                                                 outstanding debentures. See "Description
                                                                 of Securities."

OTC Bulletin Board Symbol....................................    EVIS


     The securities offered in this prospectus involve a high degree of risk and you should consider buying them only if you can afford to lose your entire investment. See "Risk Factors."

                                  RISK FACTORS

     An investment in eVision's common stock is speculative and involves a high degree of risk. You should purchase the common stock only if you are sophisticated in financial matters and business investments. You should carefully consider the following factors, in addition to those discussed in certain documents incorporated in this prospectus by reference, before purchasing eVision's common stock.

eVision has incurred losses in prior operations and may never operate profitably

     As of March 31, 1999, eVision had an accumulated deficit of $14,843,323. eVision incurred $936,274 in net losses for the six months ended March 31, 1999; $6,473,335 for the fiscal year ended September 30, 1998; $3,455,872 for the fiscal year ended September 30, 1997; and $2,417,742 for the fiscal year ended September 30, 1996. There can be no assurance when or if eVision will operate profitably in the future.

Lack of trading market may make it difficult to sell eVision's common stock

     The only trading in eVision's common stock is conducted on the OTC Bulletin Board. A holder of the common stock may find it more difficult to dispose of or to obtain accurate quotations as to the market value of the common stock.
eVision's common stock is defined as a "penny stock" by rules adopted by the Commission. Brokers and dealers effecting transactions in the common stock must obtain the written consent of a customer prior to purchasing the common stock, must obtain certain information from the customer and must provide certain disclosures to such customer. These requirements may have the effect of reducing the level of trading of the common stock and reduce the liquidity of the common stock.

Volatile nature of American Fronteer's securities brokerage business may cause a decrease in eVision's revenues

     American Fronteer's revenues may decrease in the event of a decline in stock market volume, prices or liquidity. The stock market has historically experienced significant volatility. Declines in the volume of securities transactions and in market liquidity generally result in lower revenues from commissions and trading. Lower price levels of securities may also result in a reduced volume of underwriting and syndicate transactions and could cause a reduction in American Fronteer's revenue from corporate finance fees, as well as losses from declines in the market value of securities held in trading. Sudden sharp declines in market values of securities can result in illiquid markets and the failure of issuers and counterparties to perform their obligations, as well as increases in claims and litigation. In such markets, American Fronteer may incur reduced revenues or losses in its market-making activities.

Competition for retaining and recruiting personnel could make it difficult for American Fronteer to employ additional persons

     American Fronteer's business is dependent on the highly skilled, and often highly specialized, individuals it employs. Retention of research, investment banking, sales, trading, management and administrative professionals is highly competitive and particularly important to American Fronteer's business. The loss of, or inability to hire additional, investment banking, research, sales or trading professionals, particularly a senior professional, could materially and adversely affect American Fronteer's business, financial condition and operating results.

American Fronteer's underwriting and trading strategies are risky and might result in higher trading losses

     American Fronteer's underwriting, securities trading and market-making activities are conducted by American Fronteer as principal and subject American Fronteer's capital to significant risks, including market, credit, counterparty and liquidity risks. These activities often involve the purchase, sale or short sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity. Such strategy might result in higher trading losses than would occur if American Fronteer's positions and activities were less concentrated.

American Fronteer is involved in litigation which may adversely affect its business and your investment

     Many aspects of American Fronteer's securities business involve substantial risks of liability. There has been an increased incidence of litigation everywhere in the securities industry. American Fronteer is currently a defendant or respondent in numerous lawsuits and arbitrations. A judgment against American Fronteer could have a material adverse effect on the business, financial condition and operating results of American Fronteer and eVision.

American Fronteer will be forced to suspend activities if it is in violation of the net capital rule

     American Fronteer is subject to the net capital rule of the Commission. Under this rule, American Fronteer is required to maintain a certain minimum amount of net capital in order to continue to conduct business as a registered securities broker dealer. If American Fronteer's net capital falls below the minimum net capital required under the rule, American Fronteer would be forced to suspend activities until it is again in compliance with the net capital rule. If American Fronteer is forced to suspend activities, American Fronteer's and eVision's business, financial condition and operating results would be materially adversely affected.

Revenue derived from American Fronteer's underwriting activities will be adversely affected during periods of reduced demand for securities in the new issue market

     A portion of American Fronteer's revenues has been derived from participating in the underwriting of new issues of securities. The new issue market is characterized by a high degree of instability and volatility and is directly affected by regional, national and international economic and political conditions and by broad trends in business and finance. During periods of reduced demand for securities in the new issue market, the revenues of American Fronteer and eVision will be adversely affected.

You will exercise very little control of eVision

     Heng Fung Holdings Company Limited, which is a public company traded on the Hong Kong Stock Exchange beneficially owns approximately 37% of the outstanding shares of common stock of eVision. Heng Fung Holdings Company Limited beneficially owns an additional approximate 79% of the shares of common stock of eVision which Heng Fung Holdings Company Limited has the right to acquire upon conversion of outstanding convertible debentures. Fai H. Chan, the Chairman of the Board and the President of eVision, owns options to acquire 9,000,000 shares (options for 8,000,000 shares of which are currently exercisable) of eVision's common stock which, if exercised, would represent approximately 33% of eVision's outstanding common stock. Mr. Chan owns approximately 11% of the outstanding common stock and is the Chairman and Managing Director of Heng Fung Holdings Company Limited. Accordingly, Heng Fung Holdings Company Limited and Fai H. Chan may be deemed to control eVision.

eVision has numerous outstanding options, warrants and convertible debentures which, if converted, may adversely affect your investment

     eVision has issued and outstanding options, warrants and convertible debentures to acquire up to approximately 40,753,344 shares of its common stock at prices and conversion rates ranging from $.20 to $1.50 per share. For the term of such options, warrants and debentures, the holders thereof will have an opportunity to profit from the rise in the market price of eVision's common stock without assuming the risks of ownership. This may have an adverse effect on the terms upon which eVision could obtain additional capital. It should be expected that the holders of such options, warrants and debentures would exercise or convert them at a time when eVision would be able to obtain equity capital on terms more favorable than those provided by the options, warrants and debentures.

Possible issuance of additional preferred stock

     eVision is authorized to issue 25,000,000 shares of preferred stock of which 87,500 shares have been designated as Series A Preferred Stock and retired. 3,300,000 shares of preferred stock have been designated as Series B Preferred Stock, of which 25,500 have been sold and were exchanged for Convertible Series B Preferred Stock. 2,000,000 shares of preferred stock have been designated as Convertible Series B Preferred Stock to be issued pursuant to a private offering that began in May 1999 and to pay dividends on such stock. As of the date of the prospectus, eVision has sold 72,500 shares of Convertible Series B Preferred Stock for $725,000 which is potentially convertible into 362,500 shares of eVision's common stock. The additional preferred stock may be issued in series from time to time with such designations, rights, preferences and limitations as the board of directors of eVision may determine by resolution. Other than the Series B Preferred Stock, the directors of eVision have no current intention to issue preferred stock. However, the potential exists that additional Preferred Stock might be issued which would grant dividend preferences and liquidation preferences over the common stock, diminishing the value of the common stock.

                                 USE OF PROCEEDS

     eVision intends to use the net proceeds, if any, from exercise of the warrants for general corporate purposes. It is uncertain when, if ever, eVision will receive proceeds from exercise of the warrants.

                            SELLING SECURITYHOLDERS

     The following table sets forth certain information regarding the shares of common stock owned as of June 15, 1999, by each selling securityholder as adjusted to reflect the sale by all selling securityholders of the shares of common stock offered in this prospectus. This list indicates:

     o any position, office or other material relationship with eVision that the selling securityholder had within the past three years;

     o eVision's estimate, assuming no gifts, pledges or sales pursuant to Rule 144, of the number of shares of common stock owned by such selling securityholder prior to the offering; and

     o the maximum number of shares of common stock to be offered for such selling securityholder's account and the amount and the percentage (if one percent or more and calculated as if the selling security holder were the sole seller of shares pursuant to this prospectus) of the shares of common stock to be owned by the selling securityholder after completion of the offering (assuming the selling securityholder sells the maximum number of shares of common stock).

The selling securityholders are not required, and may choose not, to sell any of their shares of common stock. Further, certain of the selling securityholders may have already sold their shares of common stock prior to the date of this prospectus.



                                                       Shares                                          Percent of
                                                        Owned           Shares                         Outstanding
                                                      Prior to          Being      Shares Owned        Shares Owned
Name                                                  Offering         Offered     After Offering      After Offering
----                                                  --------         -------     --------------      --------------
Ableman, Robert L.                                    100,000           50,000         50,000                 *
Adams, Greg, IRA                                       30,000           15,000         15,000                 *
Adams, Greg                                            10,000            5,000          5,000                 *
Alfano, Michael J.                                     50,000           25,000         25,000                 *
Alix Lowen Brown Trust                                 14,000            7,000          7,000                 *
Alsfeld, Leonard N. (1)                                25,000           25,000              0                 *
Amantea Restaurant, Inc.                               50,000           25,000         25,000                 *
American Fronteer Financial Corporation (2)           256,279          256,279              0                 *
Amos, Marshall C.                                      50,000           25,000         25,000                 *
Andriani, Michael & Robert                             72,000           36,000         36,000                 *



                                       8




                                                       Shares                                          Percent of
                                                        Owned           Shares                         Outstanding
                                                      Prior to          Being      Shares Owned        Shares Owned
Name                                                  Offering         Offered     After Offering      After Offering
----                                                  --------         -------     --------------      --------------
Argo, Harry M.                                         25,000           12,500         12,500                 *
Artzer, Dennis C., M.D.                               100,000           50,000         50,000                 *
Babbitt, J. Randolph and Katherine H.                  20,000           10,000         10,000                 *
Bacon, William and Cheryl                              10,000            5,000          5,000                 *
Baier, David D.                                        25,000           12,500         12,500                 *
Baldwin, C. Lewis                                      34,090           17,045         17,045                 *
Baldwin, Charles P. and Carolyn S.                     50,000           25,000         25,000                 *
Barbara A. Drake, Trustee u/a DTD 1/27/94              50,000           25,000         25,000                 *
FBO Barbara A. Drake, et al.
Barnett, Robert E. and Deidre M.                       50,000           25,000         25,000                 *
Basile, Joseph A. and Mary S.                          50,000           25,000         25,000                 *
Beard, John H. and Karen J.                            50,000           25,000         25,000                 *
Belcher, Richard G. and Hays, Frances P.               50,000           25,000         25,000                 *
Bell, Clay                                            110,000           55,000         55,000                 *
Berkowitz, David (1)                                   10,000           10,000              0                 *
Blackman, IV, Edward G. (1)                            10,000           10,000              0                 *
Blosfeld, Jerald W.                                   100,000           50,000         50,000                 *
Bondra, Peter and Luba                                200,000          100,000        100,000                 *
Boney, Samuel D.                                       25,000           12,500         12,500                 *
Branscome, Darrell R.                                  25,000           12,500         12,500                 *
Brown, Gilbert M.                                      50,000           25,000         25,000                 *
Martino, Lawrence P.
Eagle, Charles - JTWROS
Bruce, Colin (1)                                       10,000           10,000              0                 *
Buckner, Jerry                                         50,000           25,000         25,000                 *
Carlim, Inc. d/b/a Crusoe's                            50,000           25,000         25,000                 *
Carvell, John                                          65,000           32,500         32,500                 *
Caslavka, Lynne and Georgina                           25,000           12,500         12,500                 *
Chancy, Phyllis                                        50,000           25,000         25,000                 *
Chancy, Phyllis                                        20,000           10,000         10,000                 *
Chandler, Michael and Cindy                            32,000           16,000         16,000                 *
Cobb, James B.                                         50,000           25,000         25,000                 *
Cohen, Alan David                                      25,000           12,500         12,500                 *
Coker, Robert E.                                       50,000           25,000         25,000                 *
Colarusso, Antonio Antonio                             56,000           28,000         28,000                 *
   Scacciavillani, Fabio



                                       9



                                                       Shares                                          Percent of
                                                        Owned           Shares                         Outstanding
                                                      Prior to          Being      Shares Owned        Shares Owned
Name                                                  Offering         Offered     After Offering      After Offering
----                                                  --------         -------     --------------      --------------
Comer, Cralle Z.                                        50,000         25,000           25,000                *
Consulting Gov't on Procurement, J S Sansone           110,000         55,000           55,000                *
Contract Systems Installations, Inc.                    20,000         10,000           10,000                *
Courembis, John L. and Miriam G.                        50,000         25,000           25,000                *
Croonquist, Robert D.                                  450,000        225,000          225,000                *
Deeds, David E.                                        400,000        200,000          200,000                *
Elliott, Wendell D.                                     70,000         35,000           35,000                *
Ellison, Richard L.                                     80,000         40,000           40,000                *
Erickson, John F.                                       30,000         15,000           15,000                *
Fiorino, Thomas D.                                      50,000         25,000           25,000                *
Flynn Investments                                      100,000         50,000           50,000                *
Flynn, Terri L.                                        100,000         50,000           50,000                *
Folio, Andrew                                           70,000         35,000           35,000                *
Folio, Stephen and Diane S. Folio                       50,000         25,000           25,000                *
Ford, Dennis                                            32,000         16,000           16,000                *
Fowler, Shawn P. (1)                                    20,000         20,000                0                *
Francis Electric                                        50,000         25,000           25,000                *
Galy, Andrew J. (1)                                     10,000         10,000                0                *
Gamello, William P. (1)                                  5,000          5,000                0                *
Garner R. Stroud Living Trust, Garner R.               100,000         50,000           50,000                *
   Stroud TTEE DTD 5/6/86
Gerson, Ervin H.                                        25,000         12,500           12,500                *
Gerson, Ervin H., P.C., MPPP and Ervin H.               11,640          5,820            5,820                *
Gerson Trustee
Gerson, Ervin H., P.C., PSRP and Ervin H.               13,360          6,680            6,680                *
Gerson Trustee
Gilbert Brown Associates, Ltd. Profit Sharing           21,000         10,500           10,500                *
Trust
Gilbert M. Brown IRA                                    15,000          7,500            7,500                *
Goddard, Kennith L.                                    100,000         50,000           50,000                *
Goodwin, William Bruce                                  72,000         36,000           36,000                *
Gotthelf, William A.                                    25,000         12,500           12,500                *
Gozlan, Maurice and Stacy                              200,000        100,000          100,000                *
Graham, Nancy P.                                        50,000         25,000           25,000                *
Gray, James C.                                          20,000         10,000           10,000                *
Great Atlantic Graphics, Inc.                           50,000         25,000           25,000                *
Green, Ronald P.                                       100,000         50,000           50,000                *


                                       10




                                                       Shares                                          Percent of
                                                        Owned           Shares                         Outstanding
                                                      Prior to          Being      Shares Owned        Shares Owned
Name                                                  Offering         Offered     After Offering      After Offering
----                                                  --------         -------     --------------      --------------
Grundeman, Frederic E.                                  30,000         15,000           15,000                *
Gwyn, Clayborne B.                                      50,000         25,000           25,000                *
Hallisay, Paul L.                                       20,000         10,000           10,000                *
Hampson, John K.                                        50,000         25,000           25,000                *
Hawkins, Russell and Temby, Margot                      60,000         30,000           30,000                *
Hayes, Frances                                          50,000         25,000           25,000                *
Heng Fung Finance Company Limited  (3)              17,821,780     15,913,487        1,908,293              9.3%
Higgins, Kenneth R. and Sherry A.                       25,000         12,500           12,500                *
Hoherz, David G. and Debra K.                           30,000         15,000           15,000                *
Hoover, Paul R. and Janet F.                            90,000         45,000           45,000                *
Imhoff, Lowell Dean                                     25,000         12,500           12,500                *
Jancso, James D. and Camille U.                         60,000         30,000           30,000                *
Janes, Roger V.                                         25,000         12,500           12,500                *
Johnson, Robert L.                                     110,000         55,000           55,000                *
Kauders, Andrew E.                                      50,000         25,000           25,000                *
Kausch, Robert C. (1)                                   10,000         10,000                0                *
Kay, Richard                                           200,000        100,000          100,000                *
Keith, Lawrence and Jeanne, JTWROS                      40,000         20,000           20,000                *
Kennefick, James F.                                    100,000         50,000           50,000                *
Kirkpatrick Petis Cust. for Charles E.                 150,000         75,000           75,000                *
Nightengale, IRA
Kittrell, Floyd L. and Rush F.                         119,000         59,500           59,500                *
Klinghoffer, Edward M.                                  50,000         25,000           25,000                *
Komatz Joint Account                                    50,000         25,000           25,000                *
Krueger, Ross T., M.D.                                  60,000         30,000           30,000                *
Larry Silverstein IRA                                  100,000         50,000           50,000                *
Lazzara, Joseph E.                                      50,000         25,000           25,000                *
Lee, Forrest and Mary                                   60,000         30,000           30,000                *
Lee, Jr., F. Walton                                     60,000         30,000           30,000                *
Leonard, Richard John Nicholl                           97,000         48,500           48,500                *
Lindvall, Jon R. and Laurie A.                          20,000         10,000           10,000                *
Lippert, Donald J.                                       8,000          4,000            4,000                *
Loewenstein, Mark A.                                    60,000         30,000           30,000                *
Lutz, James                                             20,000         10,000           10,000                *
Madfis, John                                            25,000         12,500           12,500                *
Manuel, E. Pat                                         100,000         50,000           50,000                *


                                       11




                                                       Shares                                          Percent of
                                                        Owned           Shares                         Outstanding
                                                      Prior to          Being      Shares Owned        Shares Owned
Name                                                  Offering         Offered     After Offering      After Offering
----                                                  --------         -------     --------------      --------------
Mason, Gary R., M.D.                                    50,000         25,000           25,000                *
McClanahan, William I. And Barbara T.                   50,000         25,000           25,000                *
McCoy, Daniel W.                                        30,000         15,000           15,000                *
McKee, Del J.                                           20,000         10,000           10,000                *
McLeod, Latrelle S.                                     50,000         25,000           25,000                *
Mercantile Bank Custodian for Cotton-O'Neil            150,000         75,000           75,000                *
Clinic PA Profit Sharing Plan
Mercantile Bank of Topeka for Cotton-O'Neil            200,000        100,000          100,000                *
Clinic Employees Profit Sharing Trust FBO
Howard N. Ward
Meyers, Michael A.                                      16,000          8,000            8,000                *
Moran, John L.                                         100,000         50,000           50,000                *
Nakamura, Tadahiko                                     560,000        280,000          280,000              1.48%
Nixon, Michael P. (1)                                   10,000         10,000                0                *
Novey, Kurt (1)                                         50,000         50,000                0                *
Nuckols, Jr., Harry T.                                  50,000         25,000           25,000                *
Palermo, Romaine                                        77,500         38,750           38,750                *
Pearson, Wilbert D.                                     50,000         25,000           25,000                *
Pettett, Charles L.                                     50,000         25,000           25,000                *
Pholeric, John F., Jr.                                  50,000         25,000           25,000                *
Pickels, Curtis L., IRA                                 50,000         25,000           25,000                *
Pivonka, Michal and Renata                             200,000        100,000          100,000                *
PM2  Money Purchase Plan Trust                          50,000         25,000           25,000                *
Trustee:  Joseph F. Hering
Poole, Vannette F.                                     100,000         50,000           50,000                *
Powers, William (1)                                     50,000         50,000                0                *
Pyle, Robert C.                                         50,000         25,000           25,000                *
Rasure, Richard and Sidney                              28,000         14,000           14,000                *
Rauschkolb, Edward                                      25,000         12,500           12,500                *
Reinstein, Mark E. (1)                                  10,000         10,000                0                *
Reitan, Ralph M.                                       500,000        250,000          250,000              1.32%
Road & Show Cellular Eng-Chye Low                       50,000         25,000           25,000                *
Robert T. Marsh Trust, Robert T. and Helen J.           20,000         10,000           10,000                *
Marsh Co-Trustees
Rollins, Lawson                                         50,000         25,000           25,000                *
Ruggiero, Richard J. and Maryanne                       50,000         25,000           25,000                *
Salisbury, Robyn (1)                                    10,000         10,000                0                *



                                       12



                                                       Shares                                          Percent of
                                                        Owned           Shares                         Outstanding
                                                      Prior to          Being      Shares Owned        Shares Owned
Name                                                  Offering         Offered     After Offering      After Offering
----                                                  --------         -------     --------------      --------------
Sauble, George R.                                       20,000         10,000           10,000                *
Schelich, Ardell J., Trustee                           100,000         50,000           50,000                *
Schumacher, Eugene P. and Mary H.                       50,000         25,000           25,000                *
Sears, Patricia A., IRA                                 72,000         36,000           36,000                *
Shah, Scott (1)                                         10,000         10,000                0                *
Sharpoo, Inc.                                           20,000         10,000           10,000                *
Shipp, Bernard                                         100,000         50,000           50,000                *
Shirley, Edward Wendell & Jane Rose                     50,000         25,000           25,000                *
JTWROS
Shulze, Donna L. (1)                                     5,000          5,000                0                *
Shuster, Jr., John E. (1)                               10,000         10,000                0                *
Silverstein, Benjamin and Gertrude                     100,000         50,000           50,000                *
Silverstein, Larry                                     150,000         75,000           75,000                *
Simmons, Crystal and Fred                               68,000         34,000           34,000                *
Sims, Phillip T. and Brenda F.                         100,000         50,000           50,000                *
Slosberg, Barry                                        100,000         50,000           50,000                *
Smith, Brook T.                                         50,000         25,000           25,000                *
Smith, Charles E.                                       25,000         12,500           12,500                *
Smith, Larry B.                                         90,000         45,000           45,000                *
Smitten, Jeffrey C.                                     18,000          9,000            9,000                *
Sommervold, Charles and Glenyce                         22,736         11,363           11,363                *
Southwest Crop Insurance                                50,000         25,000           25,000                *
Streett, Robert W. TTEE Robert E. Streett Rev.         200,000        100,000          100,000                *
Trust
Sutton, Kelly (1)                                        5,000          5,000                0                *
Tacinelli, Joseph V.                                    50,000         25,000           25,000                *
Taggart, Robert (1)                                     59,586         59,586                0                *
Taggart, Troy G. (1)                                    20,000         20,000                0                *
Teele, William R.                                      100,000         50,000           50,000                *
TGC Diamond Family L.P.                                 15,000          7,500            7,500                *
Thompson, George D.                                     50,000         25,000           25,000                *
TMM Inc.                                                28,000         14,000           14,000                *
Tritt, Charles C.                                       50,000         25,000           25,000                *
Vendegnia, George V. and Teresa L. VonFeldt             20,000         10,000           10,000                *
Wagner, James F. and Kathryn J.                         20,000         10,000           10,000                *
Wall, Howard                                           150,000         75,000           75,000                *



                                       13



                                                       Shares                                          Percent of
                                                        Owned           Shares                         Outstanding
                                                      Prior to          Being      Shares Owned        Shares Owned
Name                                                  Offering         Offered     After Offering      After Offering
----                                                  --------         -------     --------------      --------------
Weber, Thomas A.                                        50,000         25,000           25,000                *
Weinstein, Lawrence W. and Michelle B.                  50,000         25,000           25,000                *
Whitehead, George E.                                   120,000         60,000           60,000                *
Wikle, Luther M.                                       150,000         75,000           75,000                *
Williams, Junior and Ruby                              200,000        100,000          100,000                *
Williams, Martin G., Jr.                                50,000         25,000           25,000                *
Wilson, James Michael                                   90,000         45,000           45,000                *
Wolfson, Deborah                                       100,000         50,000           50,000                *
Yamamoto, Takuya                                        80,000         40,000           40,000                *
Yarbrough, Harvey and Charlotte                         50,000         25,000           25,000                *
                                                                  -----------
                                                                   22,468,010

---------------------

(1) Employee of eVision and American Fronteer Financial Corporation who received warrants for participating as a broker in a private placement.
(2)  Wholly owned subsidiary of eVision.
(3) Wholly owned subsidiary of Heng Fung Capital [S] Private Limited, which is a wholly owned subsidiary of Heng Fung Holdings Company Limited, which beneficially owns 79% of eVision's common stock and whose president is Fai
     H. Chan, Chairman of the Board of Directors and President of eVision.
*    Less than 1%.

                              PLAN OF DISTRIBUTION

     eVision is registering the shares of common stock on behalf of the selling securityholders. Selling securityholders includes donees and pledgees selling shares of common stock received from a named selling securityholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by eVision. Brokerage commissions and similar selling expenses attributable to the sale of shares of common stock will be borne by the selling securityholders. Sales of shares of common stock may be effected by selling securityholders in one or more types of transactions (which may include block transactions), in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the shares of common stock, through short sales of shares of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. eVision has not been advised by the selling securityholders that they have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor that there is an underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the selling securityholders.

     The selling securityholders may effect such transactions by selling shares of common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling securityholders and any broker-dealers that act in connection with the sale of shares of common stock might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares of common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

     Because selling securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act.

     Selling securityholders also may resell all or a portion of the shares of common stock in transactions in reliance upon Rule 144 or Regulation S under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule or Regulation.

     Upon eVision's being notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the

Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares of common stock involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon eVision's being notified by a selling securityholder that a donee or pledgee intends to sell more than 500 shares of common stock, eVision will file a supplement to this prospectus.


                                  LEGAL MATTERS

     The validity of the common stock offered in this prospectus will be passed upon by Smith McCullough, P.C.

                                     EXPERTS

     The consolidated financial statements of eVision (formerly Fronteer Financial Holdings, Ltd.) and subsidiaries as of September 30, 1998 and 1997, and for each of the years in the three year period ended September 30, 1998, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                MATERIAL CHANGES

     On May 7, 1999, the Board of Directors of eVision appointed Tong Wan Chan, otherwise known as Tony Chan, to the Board of Directors of eVision. Since April 1999, Mr. Chan has worked as an Investment Banker for Fronteer Securities (H.K.) Limited, a Hong Kong Company in which Heng Fung Holdings Company Limited indirectly holds a minority interest. From 1998 to April 1999, Mr. Chan worked as an Investment Banker for Commerzbank, Global Equities, Hong Kong. From 1996 to 1998, Mr. Chan worked in equity derivatives for Peregrine Derivatives. Mr. Chan is a member representative, clearing operations principal and registered options principal of the Hong Kong Futures Exchange and received a Bachelor of Commerce degree in Finance with honors from the University of British Columbia. Mr. Chan is the son of Fai H. Chan, the Chairman, President, Chief Executive Officer and a Director of eVision.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents of eVision are specifically incorporated by reference into this prospectus:

          Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

          Quarterly Report on Form 10-Q for the Quarter ended December 31, 1998;

          Quarterly Report on Form 10-Q/A for the Quarter ended March 31, 1999; and

          Definitive Proxy Materials dated March 15, 1999.

All documents subsequently filed by eVision pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to termination of the offering shall be deemed incorporated by reference in this prospectus.

     eVision will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. eVision will provide this information upon written or oral request at no cost to the requester. Requests for information should be directed to eVision's Secretary at 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203. eVision's telephone number is (303) 860-1700.

     eVision is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, eVision files periodic reports with the Commission. Such reports include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. eVision also files proxy materials with the Commission. Such reports and proxy materials filed by eVision with the Commission can be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information about the operation of the Commission's Public Reference Room can be obtained by calling 1-800-SEC-0330. The Commission maintains a Web site that contains reports, proxy and information statements and other information about us. The address of such site is http://www.sec.gov.

--------------------------------------------------------------------------------



eVision  has  not   authorized  any
dealer, salesperson or other person
to   give   any    information   or
represent anything not contained in                    eVISION USA.COM, INC.
this prospectus.  You must not rely
on  any  unauthorized  information.
This  prospectus  does not offer to
sell or buy any  shares  of  common
stock in any jurisdiction  where it
is unlawful.


                                                         22,468,010 shares
                                                          of common stock










                                                          -------------

                                                           PROSPECTUS

                                                          -------------







                                                           June 25, 1999



--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     Expenses payable by us in connection with the issuance and distribution of the securities being registered hereby are as follows:

          SEC Registration Fee...................................$  4,373
          NASD Fee...............................................$  2,073
          Accounting Fees and Expense............................$      0*
          Legal Fees and Expenses................................$ 10,000*
          Blue Sky Fees and Expenses.............................$      0*
          Printing, Freight and Engraving........................$      0*
          Miscellaneous..........................................$      0*
                                                                  -------
                   Total.........................................$ 16,446*
                                                                  ========

-------------------

         *Estimated.

Item 15.  Indemnification of Directors and Officers.

     Section 7-109-102 of the Colorado Business Corporation Act permits a Colorado corporation to indemnify any director against liability if such person acted in good faith and, in the case of conduct in an official capacity with the corporation, that the director's conduct was in the corporation's best interests and, in all other cases, that the director's conduct was at least not opposed to the best interests of the corporation or, with regard to criminal proceedings, the director had no reasonable cause to believe the director's conduct was unlawful.

     eVision's Articles of Incorporation and Bylaws provide that each director, officer, employee, fiduciary or agent of eVision (and their heirs, executors and administrators) shall be indemnified by eVision against expenses reasonably incurred by or imposed upon them in connection with or arising out of any action, suit or proceeding in which they may be involved or to which they may be made a party by reason of their being or having been a director, officer, employee, fiduciary or agent of eVision, or at eVision's request of any other corporation of which it is a shareholder or creditor and from which such persons are not entitled to be indemnified (whether or not they continue to be a director, officer, employee, fiduciary or agent at the time of imposing or incurring such expenses), except in respect to matters as to which they shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct. In addition, eVision's Articles of Incorporation provide that subject to applicable state law, in the event of a settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which eVision is advised by counsel that the person to be indemnified did not commit a breach of duty.

     eVision's Bylaws include provisions requiring eVision to indemnify any person who was or is a party or is threatening to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that such person is or was eVision's director, officer, employee, fiduciary or agent, or is or was serving at eVision's request as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or an employee benefit plan against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding if it is determined by disinterested directors that such person conducted himself or herself in good faith and that such person reasonably believed (i) in the case of conduct in such person's official capacity with eVision, that such person's conduct was in eVision's best interest, or (ii) in all other cases (except criminal cases) that such person's conduct was at least not opposed to eVision's best interest, or
(iii) in the case of any criminal proceeding, that such person had no reasonable cause to believe such person's conduct was unlawful. No indemnification shall be made with respect to any claim, issue or matter in connection with a proceeding by or in which the person being indemnified is adjudged liable to eVision or in connection with any proceeding charging that the person being indemnified derived an improper personal benefit, whether or not involving acting in an official capacity, in which such person was adjudged liable on the basis that such person derived an improper personal benefit. Further, indemnification in connection with a proceeding brought by or in our right shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding) may be paid by eVision to any person being indemnified in advance of the final disposition of the action, suit or proceeding upon receipt of (i) a written affirmation by the person being indemnified as to such person's good faith and belief that such person met the standards of conduct described by the Bylaws, (ii) a written undertaking, executed personally or on behalf of the person being indemnified, to repay such advances if it is ultimately determined that such person did not meet the prescribed standards of conduct, and (iii) a determination is made by a disinterested director (as described in the Bylaws) that the facts then known to a disinterested director would not preclude indemnification. The Bylaws require that we report in writing to shareholders with or before notice of the next meeting of shareholders of any indemnification of or advance of expenses to any director under the indemnification provisions of the Bylaws.

Item 16.  Exhibits.

     The following is a list of all exhibits filed as part of this  Registration
Statement  or,  as  noted,   incorporated  by  reference  to  this  Registration
Statement:

Exhibit No.         Description and Method of Filing
-----------         --------------------------------
Exhibit 4.1         Articles  of  Incorporation  of  eVision   (incorporated  by
                    reference to Exhibit 3.0 to eVision's  Annual Report on Form
                    10-K for the year ended September 30, 1995).

Exhibit 4.1(i) Articles of Amendment to eVision's Articles of Incorporation dated April 28, 1995 (incorporated by reference to Exhibit 3.0(i) to eVision's Current Report on Form 8-K dated May 9,
                    1995).

Exhibit 4.1(ii) Articles of Amendment to eVision's Articles of Incorporation dated June 27, 1995 (incorporated by reference to Exhibit 3.0(ii) to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 4.1(iii) Articles of Amendment to eVision's Articles of Incorporation dated October 13, 1998 (incorporated by reference to Exhibit 3.0(iii) to eVision's Annual Report on Form 10-K for the year ended September 30, 1998).

Exhibit 4.1(iv) Articles of Amendment to eVision's Articles of Incorporation dated November 13, 1998 (incorporated by reference to Exhibit 3.0(iv) to eVision's Annual Report on Form 10-K for the year ended September 30, 1998).

Exhibit 4.1(v) Articles of Amendment to eVision's Articles of Incorporation dated April 19, 1999 (incorporated by reference to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

Exhibit 4.1(vi) Articles of Amendment to eVision's Articles of Incorporation dated May 5, 1999 (incorporated by reference to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

Exhibit 4.2 Restated Bylaws of eVision adopted February 14, 1996 (incorporated by reference to Exhibit 3.2 to eVision's Annual Report on Form 10-K for the year ended September 30,
                    1996).

Exhibit 5.0         Opinion of Smith McCullough, P.C. regarding legality.

Exhibit 23.1        Consent of KPMG LLP.

Exhibit 23.2        Consent of Smith McCullough, P.C. (see Exhibit 5.0).

Exhibit 27.0        Financial Data Schedule.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on June 25, 1999.

                                        eVISION USA.COM, INC.

                                        By: /s/ Fai H. Chan
                                           -------------------------------------
                                           Fai H. Chan, President

                                        By: /s/ Gary L. Cook
                                           -------------------------------------
                                           Gary L. Cook, Chief Financial Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                               Title       Date
---------                               -----       ----

/s/ Fai H. Chain
-------------------------------         Director    June 25, 1999
Fai H. Chan

/s/ Robert H. Trapp
-------------------------------         Director    June 25, 1999
Robert H. Trapp

/s/ Kwok Jen Fong
-------------------------------         Director    June 25, 1999
Kwok Jen Fong

/s/ Robert Jeffers, Jr.
-------------------------------         Director    June 25, 1999
Robert Jeffers, Jr.

/s/ Jeffrey M. Busch
-------------------------------         Director    June 25, 1999
Jeffrey M. Busch

/s/ Tong Wan Chan
-------------------------------         Director    June 25, 1999
Tong Wan Chan

                                  EXHIBIT INDEX


Exhibit No.         Description and Method of Filing
-----------         --------------------------------

Exhibit 4.1         Articles  of  Incorporation  of  eVision   (incorporated  by
                    reference to Exhibit 3.0 to eVision's Annual Report on Form 10-K for the year ended September 30, 1995).

Exhibit 4.1(i) Articles of Amendment to eVision's Articles of Incorporation dated April 28, 1995 (incorporated by reference to Exhibit 3.0(i) to eVision's Current Report on Form 8-K dated May 9,
                    1995).

Exhibit 4.1(ii) Articles of Amendment to eVision's Articles of Incorporation dated June 27, 1995 (incorporated by reference to Exhibit 3.0(ii) to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 4.1(iii) Articles of Amendment to eVision's Articles of Incorporation dated October 13, 1998 (incorporated by reference to Exhibit 3.0(iii) to eVision's Annual Report on Form 10-K for the year ended September 30, 1998).

Exhibit 4.1(iv) Articles of Amendment to eVision's Articles of Incorporation dated November 13, 1998 (incorporated by reference to Exhibit 3.0(iv) to eVision's Annual Report on Form 10-K for the year ended September 30, 1998).

Exhibit 4.1(v) Articles of Amendment to eVision's Articles of Incorporation dated April 19, 1999 (incorporated by reference to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

Exhibit 4.1(vi) Articles of Amendment to eVision's Articles of Incorporation dated May 5, 1999 (incorporated by reference to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

Exhibit 4.2 Restated Bylaws of eVision adopted February 14, 1996 (incorporated by reference to Exhibit 3.2 to eVision's Annual Report on Form 10-K for the year ended September 30,
                    1996).

Exhibit 5.0         Opinion of Smith McCullough, P.C. regarding legality.

Exhibit 23.1        Consent of KPMG LLP.

Exhibit 23.2        Consent of Smith McCullough, P.C. (see Exhibit 5.0).

Exhibit 27.0        Financial Data Schedule.